SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2010

Commission File Number: 000-53750

PROTEONOMIX, INC.

(Name of Registrant in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	13-3842844 (I.R.S. Employer Identification No.)
187 Mill Lane Mountainside, New Jersey (Address of Principal Executive Offices)	07052 (Zip Code)
973-544-6116 (Issuer’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5. Corporate Governance and Management

Item 5.2 Departure of Directors and Certain Officers

On August 4, 2010, the Secretary, Steven Byle, and the Treasurer, Anthony Maura, of Proteonomix, Inc. (the “Company”) resigned.  Mr. Byle remains as a director of the Company.

Mr. Maura is replaced as Treasurer by Michael Cohen.  The Company incorporates by reference herein the description of Mr. Cohen’s background and his compensation arrangements as set forth in the Form 10-K for the year ended December 31, 2009 which is incorporated herein by reference.

Mr. Byle has been succeeded as Secretary by Jason B. Isaacs.  At present Mr. Isasacs has no compensation arrangement with the Company. The following describes Mr. Isaacs’ business experience:

Jason B. Isaacs. Jason B. Isaacs has served as our corporate Secretary since joining Proteonomix, Inc. in August, 2010.  He also serves as General Counsel to Green Hills Software, Inc. which he joined in 2004, and INTEGRITY Global Security, LLC, which he joined in 2008.  Based in Santa Barbara, California, Mr. Isaacs is responsible for Green Hills Software’s and INTEGRITY Global Security's legal affairs, including managing and protecting intellectual property resources, fostering corporate development through strategic relationships with partners and customers, and ensuring compliance with applicable laws and regulations.  Mr. Isaacs also serves as a director on the board of the Santa Barbara Birth Center, which he joined in 2009. Previously, Mr. Isaacs practiced law at Brobeck Phleger & Harrison LLP and Heller Ehrman LLP in San Diego, specializing in technology transactions, licensing arrangements and business litigation in his representation of high growth and venture backed companies.  Mr. Isaacs received his law degree from Harvard Law School in 1997, cum laude and a BA from Brown University in 1992, magna cum laude, Phi Beta Kappa.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTEONOMIX, INC.

Dated: August 5, 2010

By:/s/Michael Cohen

Name:   Michael Cohen

  President